UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMC Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following information is available at http://www.emc.com/about/investor-relations/index.htm:

Investor Relations

2012 Shareholder Proxy Information

This year EMC continues to use the voluntary “notice and access” system adopted by the SEC relating to the delivery of proxy materials over the Internet. As a result, many of EMC’s shareholders will receive a Notice Regarding the Availability of Proxy Materials in the mail instead of paper copies of the proxy materials.

EMC believes that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our costs of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies. It is convenient for you and saves EMC significant postage and processing costs.

Shareholders who received the Notice Regarding the Availability of Proxy Materials in the mail may still request paper copies of the proxy and voting materials free of charge by following the instructions provided in the Notice.

Whether or not you plan to attend the meeting, please vote as soon as possible. Under NYSE rules, your broker will NOT be able to vote your shares on proposals 1 or 3 unless they receive specific instructions from you. We strongly encourage you to vote.

Proxy Voting Instructions

•	Learn more: For Shareholders Who Received the Notice Regarding the Availability of Proxy Materials

•	Learn more: For Shareholders Who Received an E-mail Regarding the Availability of Proxy Materials

•	Learn more: For Shareholders Who Received a Paper Copy of Proxy Materials and Voting Instructions by Mail

For Shareholders Who Received the Notice Regarding the Availability of Proxy Materials

You may access your proxy materials and voting instructions over the Internet via the web address provided in the Notice. In order to access your proxy materials and vote on the website, you will need the control number provided in the Notice you received in the mail.

The website will allow you to:

•	View an electronic version of your proxy materials

•	Submit your proxy voting instructions electronically

•	Sign up to receive future shareholder materials via e-mail

•	Request a paper copy of the proxy materials

For Shareholders Who Received an E-mail Regarding the Availability of Proxy Materials

You have previously requested to receive your proxy materials and voting instructions via the Internet. You may access your proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail.

For Shareholders Who Received a Paper Copy of Proxy Materials and Voting Instructions by Mail

You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you choose to vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. We encourage you to vote by Internet. It is convenient for you and saves EMC significant postage and processing costs.

If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

You may elect to receive future proxy materials electronically by following the instructions on your proxy card, voting instruction form or www.proxyvote.com. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

2012 Annual Shareholder Meeting Registration

EMC’s 2012 Annual Meeting of Shareholders will be held on Tuesday, May 1, 2012, at 10:00 a.m. E.D.T.

EMC is conducting electronic registration to attend EMC’s annual shareholder meeting. If you are an EMC shareholder and plan to attend the meeting, you must register online at www.emc.com/annualmeeting2012 and complete the registration form. The deadline for registration is April 24, 2012.

All shareholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport.

Shareholders who come to the annual meeting, but have not registered electronically, will also be required to present verification of ownership of shares of our common stock, such as a bank or brokerage firm account statement, to attend the meeting.

Whether or not you plan to attend the meeting, please vote as soon as possible. Under NYSE rules, your broker will NOT be able to vote your shares on proposals 1 and 3 unless they receive specific instructions from you. We strongly encourage you to vote.

EMC reserves the right to inspect all persons and their property and to refuse admittance to any person. Check-in will begin at 9:00 a.m. E.D.T.